                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               WAVE SYSTEMS CORP.
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1) Title of each class of securities to which transaction applies: N/A

       2) Aggregate Number of securities to which transaction applies:    N/A

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
          filing fee is calculated and state how it was determined):      N/A

       4) Proposed maximum aggregate value of transaction:                N/A

       5) Total fee paid:                                                 N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:                                         N/A

       2)  Form, Schedule or Registration Statement No.:                  N/A

       3)  Filing Party:                                                  N/A

       4)  Date Filed:                                                    N/A

                               WAVE SYSTEMS CORP.
                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 2000

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

    Notice is hereby given that The 2000 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4 p.m. on Monday, June 26, 2000 at the Grand Hyatt, Park Avenue and Grand Central Station, New York, New York, for the following purposes:

    1. TO RE-ELECT PETER SPRAGUE, JOHN E. BAGALAY, JR., PHILIPPE BERTIN, GEORGE GILDER, JOHN E. MCCONNAUGHY, JR., STEVEN SPRAGUE AND NOLAN BUSHNELL AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED; AND

    2. TO AMEND THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES.

    3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    The Board of Directors has fixed the close of business on April 26, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                        /s/ Gerard T. Feeney

                                        Gerard T. Feeney
                                        SECRETARY

Lee, Massachusetts
May 22, 2000

                             YOUR VOTE IS IMPORTANT

 IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               WAVE SYSTEMS CORP.
                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 2000

GENERAL

    This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share ("Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on Monday, June 26, 2000, (the "Annual Meeting") commencing at 4 p.m., at the Grand Hyatt, Park Avenue and Grand Central Station, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

    The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 26, 2000.

VOTING RIGHTS AND VOTES REQUIRED

    Only stockholders of record at the close of business on April 26, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. As of such record date, the Company had outstanding 45,222,571 shares of Class A Common Stock and 1,480,674 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of common stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person, or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

    The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

    The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of April 26, 2000 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.

                                            NUMBER OF                  NUMBER OF                 PERCENT
                                              SHARES                    SHARES                   OF ALL
                                            OF CLASS A     PERCENT    OF CLASS B    PERCENT    OUTSTANDING
BENEFICIAL                                    COMMON          OF        COMMON         OF        COMMON
OWNER(1)                                  STOCK OWNED(2)    CLASS     STOCK OWNED    CLASS      STOCK(3)
----------                                --------------   --------   -----------   --------   -----------
Peter J. Sprague(4).....................       662,333       1.5         722,899      48.8         3.0
Steven Sprague(5).......................       643,666       1.4         185,659      12.5         1.8
John E. Bagalay, Jr.(6).................        96,000         *               0         *           *
Philippe Bertin(7)......................        76,000         *               0         *           *
George Gilder(8)........................       176,000         *               0         *           *
John E. McConnaughy, Jr.(9).............        23,115         *         275,000      18.6           *
Nolan Bushnell(10)......................        22,000                         0
Gerard T. Feeney(11)....................       333,334         *               0         *           *
All executive officers and directors as
  a group (8 persons)(12)...............     2,032,448       4.5       1,183,558      79.9         6.9
Aladdin Knowledge Sys.(13)..............     1,593,922       3.5               0         *         3.4

------------------------

*   Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Does not include shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3) In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 8.1%; Steven Sprague, 3.0%; John E. Bagalay, Jr., less than 1%; Philippe Bertin, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., 2.7%; Nolan Bushnell, less than 1%; Gerard T. Feeney, less than 1%; Aladdin Knowledge Systems, 3.0%; and all Executive Officers and Directors as a group, 15.1%.

(4) Includes 662,333 shares, of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days. Also includes 320,000 shares of Class B Common Stock held in trust for the benefit of Mr. Sprague's adult children, and for which Mr. Sprague is a trustee.

(5) Includes 556,666 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days. Also includes 37,102 shares of Class B Common Stock held in trust for the benefit of Mr. Sprague's family, and for which Mr. Sprague is a trustee.

(6) Includes 92,000 shares of Class A Common Stock which are subject to options presently exercisable.

(7) Includes 72,000 shares of Class A Common Stock which are subject to options presently exercisable.

(8) Includes 172,000 shares of Class A Common Stock which are subject to options presently exercisable.

(9) Includes 10,000 shares of Class A Common Stock which are subject to options presently exercisable.

(10) Includes 22,000 shares of Class A Common Stock which are subject to options presently exercisable.

(11) Includes 233,334 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days.

(12) Includes 1,820,333 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days.

(13) Includes 1,483,722 shares of Class A Common Stock which are subject to warrants presently exercisable or exercisable within 60 days.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, seven directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any. Each nominee is currently a director of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                                   MANAGEMENT

DIRECTORS

                                           BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                       EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH WAVE  DIRECTOR
NAME                          AGE                    SYSTEMS; OTHER DIRECTORSHIPS                 SINCE
----                        --------   --------------------------------------------------------  --------
Peter J. Sprague(1)(4)....     61      Chairman of the Board since 1988; Chief Executive           1988
                                       Officer of the Company from July 1991 to March 2000;
                                       Chairman of National Semiconductor Corporation from 1965
                                       until May 1995; Director of EnLighten Software, Inc. and
                                       Imagek, Inc.; Trustee of the Strang Clinic; Member of
                                       Academy of Distinguished Entrepreneurs, Babson College.

                                           BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                       EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH WAVE  DIRECTOR
NAME                          AGE                    SYSTEMS; OTHER DIRECTORSHIPS                 SINCE
----                        --------   --------------------------------------------------------  --------
John E. Bagalay, Jr.,.....     66      Senior Advisor to the Chancellor of Boston University       1993
  Ph.D.(1)(2)(4)                       since January 1998; Chief Operating Officer and Chief
                                       Financial Officer of Eurus Technologies, Inc. since
                                       January 1999; President and CEO of Cytogen Corporation
                                       from January 1998 and Chief Financial Officer from
                                       October 1997 to September 1998; Managing Director,
                                       Community Technology Fund, venture capital affiliate of
                                       Boston University from September 1989 to December 1997;
                                       former General Counsel of Lower Colorado River
                                       Authority, Texas Commerce Bancshares, Inc. and Houston
                                       First Financial Group; Director of Cytogen Corporation,
                                       AES, Inc., and several privately held companies.

Philippe Bertin(3)........     51      Manager of Financiere Wagram Poncelet since December        1993
                                       1991; Manager of Midial S.A. from 1984 until 1991;
                                       Manager of FINOVELEC since October 1997.

George Gilder(4)..........     60      Chairman of the Executive Committee since 1996; Senior      1993
                                       Fellow at the Discovery Institute in Seattle,
                                       Washington; author of nine books, including Life After
                                       Television, Microcosm, The Spirit of Enterprise and
                                       Wealth and Poverty; contributing editor to Forbes
                                       Magazine; Director and President of Gilder Technology
                                       Group, Inc. (publisher of monthly technology reports);
                                       former chairman of the Lehrman Institute Economic
                                       Roundtable; former Program Director for the Manhattan
                                       Institute; recipient of White House award for
                                       Entrepreneurial Excellence from President Reagan.

John E. McConnaughy, Jr...     71      Chairman and Chief Executive Officer of JEMC                1988
  (1)(2)(3)(4)                         Corporation; Chairman and Chief Executive Officer of
                                       Peabody International Corporation from 1969 through
                                       1985; Chairman and Chief Executive Officer of GEO
                                       International Corporation (nondestructive testing,
                                       screen printing and oil field services company spun off
                                       from Peabody International Corporation) from February
                                       1981 to October 1992; Director of Riddell Sports Inc.,
                                       Levcor International, Inc., Transact International,
                                       Inc., De-Vlieg Bullard, Inc. and Mego Financial Corp.
                                       Mr. McConnaughy is also a member of the Board of
                                       Trustees of the Strang Clinic and the Chairman of the
                                       Board of the Harlem School of the Arts.

                                           BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                       EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH WAVE  DIRECTOR
NAME                          AGE                    SYSTEMS; OTHER DIRECTORSHIPS                 SINCE
----                        --------   --------------------------------------------------------  --------
Steven Sprague............     35      Chief Executive Officer of the Company since March 2000;    1997
                                       President and Chief Operating Officer since May 1996;
                                       President of Wave Interactive Network from June 1995 to
                                       December 30, 1996; Vice President of Operations from
                                       April 1994 to June 1995; Wave employee in the areas of
                                       operations and strategic planning from November 1992 to
                                       April 1994; consultant to the Company from March 1992 to
                                       November 1992; President of Tech Support, Incorporated
                                       (hardware technical support information on CD-ROM) from
                                       June 1992 to November 1992; sole proprietor of SKS
                                       Environmental Sales (manufacturers' representative for
                                       water treatment companies) from June 1991 to November
                                       1992.

Nolan Bushnell............     57      Chairman and Chief Executive Officer of uWink.com, Inc.     1999
                                       since 1996; Chairman of OCTuS, Inc. from 1991 to 1995;
                                       consultant to IBM, Commodore International and Bally
                                       Manufacturing.

------------------------

(1) Member of Nominating Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

(4) Member of Executive Committee.

BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

    The Board of Directors met four times during 1999. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and the Board Committees on which such director served. The Board Committees include an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

    The members of the Audit Committee are Messrs. Bertin and McConnaughy. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 1999, the Audit Committee held one meeting.

    The members of the Compensation Committee are Messrs. Bagalay and McConnaughy. The Compensation Committee administers the Company's stock option plans, and reviews and recommends compensation levels of the Company's executive officers. In 1999, the Compensation Committee held two meetings.

    The members of the Nominating Committee are Messrs. Bagalay, McConnaughy and Peter J. Sprague. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meeting and candidates to fill Board vacancies. The Nominating Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination for the 2001 slate of directors, in writing, no later than December 31, 2000 to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. In 1999, the Nominating Committee held one meeting.

    The members of the Executive Committee are Messrs. Bagalay, Gilder, McConnaughy and Peter J. Sprague. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 1999, the Executive Committee held no meetings.

    Directors received no cash compensation for serving on the Board of Directors in 1999. Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an annual grant of options to purchase 12,000 shares of Class A Common Stock at fair market value. The options are granted upon re-election after the annual meeting of the stockholders and vest the day following the grant. Options terminate upon the earliest to occur of (i) subject to (ii) below, three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation paid or awarded by the Company during 1997, 1998 and 1999 to the Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                      ----------------
                                                               ANNUAL COMPENSATION    NUMBER OF SHARES
NAME AND PRINCIPAL                                             --------------------      UNDERLYING
POSITION                                              YEAR     SALARY($)   BONUS($)      OPTIONS(#)
------------------                                  --------   ---------   --------   ----------------
Peter J. Sprague(1)...............................    1999     $185,000    $150,000       100,000
  CHAIRMAN AND CHIEF                                  1998     $182,917    $150,000       895,505
  EXECUTIVE OFFICER                                   1997     $160,000    $100,000             0

Steven Sprague(2).................................    1999     $180,000    $150,000       100,000
  PRESIDENT AND                                       1998     $177,500    $150,000       954,505
  CHIEF OPERATING OFFICER                             1997     $150,000    $117,500             0

Gerard T. Feeney(3)...............................    1999     $160,000    $120,000       100,000
  SENIOR VICE PRESIDENT, CHIEF                        1998     $ 90,359    $ 65,000       450,000
  FINANCIAL OFFICER AND
  SECRETARY

------------------------

(1) Mr. Peter Sprague was awarded a bonus of $150,000 for 1999 which was paid in 2000 and was fully applied to his outstanding loans with Wave. He also received a bonus for 150,000 in 1998, $75,000 was received in cash and $75,000 was applied to reduce his loans from the Company (see Item 13).

(2) Mr. Steven Sprague was elected President and Chief Operating Officer on
    May 23, 1996 and was not previously an executive officer during 1996. Prior to that, Mr. Steven Sprague was Vice President of Operations of the Company from April 1994 to June 1995 and was an employee of the Company in the areas of operations and strategic planning from November 1992 to April 1994.

(3) Mr. Gerard T. Feeney was hired as Senior Vice President, Finance and Administration and Chief Financial Officer on June 8, 1998 and was elected Secretary on February 25, 1999.

OPTION GRANTS TABLE

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers.

                                                                                                POTENTIAL REALIZABLE
                                                                                                      VALUE AT
                                                                                                   ASSUMED ANNUAL
                                                                                                      RATES OF
                                            NUMBER OF    % OF TOTAL                                  STOCK PRICE
                                             SHARES        OPTIONS                                APPRECIATION FOR
                                           UNDERLYING    GRANTED TO    EXERCISE                    OPTION TERM (1)
                                             OPTIONS      EMPLOYEES      PRICE     EXPIRATION   ---------------------
NAME                                       GRANTED (#)   FISCAL YEAR   ($/SHARE)      DATE       5% ($)      10% ($)
----                                       -----------   -----------   ---------   ----------   ---------   ---------
Peter J. Sprague.........................    100,000          5.2%       $4.00       1/15/09     251,560     637,500
Steven Sprague...........................    100,000          5.2         4.00       1/15/09     251,560     637,500
Gerard T. Feeney.........................    100,000          5.2         4.00       1/15/09     251,560     637,500

------------------------

(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

FISCAL YEAR END OPTION VALUE TABLE

    The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 1999, and the aggregate number and value of options exercised by the Named Executive Officers during 1999.

                                                                NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                     OPTIONS                 IN-THE-MONEY OPTIONS
                                      SHARES                 AT DECEMBER 31, 1999(#)      AT DECEMBER 31, 1999($)(1)
                                     ACQUIRED    VALUE     ---------------------------   ----------------------------
NAME                                 EXERCISE   RECEIVED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                 --------   --------   -----------   -------------   ------------   -------------
Peter J. Sprague...................        0          0      330,499        697,001       $3,094,208     $6,322,763
Steven Sprague.....................   35,000    560,000      165,166        856,334        1,657,673      7,804,265
Gerard T. Feeney...................        0          0      150,000        400,000        1,265,625      3,325,000

------------------------

(1) The last reported bid price for the Company's Class A Common Stock on December 31, 1999 was $11.9375 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $11.9375, multiplied by the number of shares of common stock underlying the respective options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTE RECEIVABLE FROM DIRECTOR/OFFICER

    On November 16, 1992, the Company made a personal loan to Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, as evidenced by a note for $150,000, which sum was due and payable to the Company on January 16, 1993 and which bore interest at the rate of ten percent (10%) per annum. On the due date, the note was canceled and the total amount owed was "rolled-over" into a subsequent note, dated May 12, 1993 for $150,000, plus accrued interest. The note is due on demand by the Company and accrues interest at the rate of 10% per annum. On April 22, 1993, the Company made an additional loan to Mr. Peter Sprague for $23,175 as evidenced by a subsequent note, which is due on demand by the Company and which bears interest at a rate of 10% per annum. All of these loans were made to Mr. Sprague for personal reasons. Of Mr. Sprague's $150,000 bonus for 1998, $75,000 was applied against his indebtedness to the Company. As of December 31, 1999, Mr. Sprague's aggregate indebtedness (including accrued interest) to the Company under the notes totaled $154,160. During March 2000 the entire note was paid. No demand has been made as of the date hereof. The notes were secured by a pledge of 67,000 shares of Class B Common Stock.

WAVEXPRESS

    In April 1999, we joined with Sarnoff Corporation to announce the formation of a new joint venture, WaveXpress. On October 15, 1999 Wave and Sarnoff signed a Joint Venture Agreement which formally established WaveXpress. Under this agreement Sarnoff and affiliates received a 40% equity stake in WaveXpress. Wave and its affiliates that purchased founders stock in April 1999 own the remaining 60% of the outstanding capital stock. The affiliates of Wave include Peter Sprague and Steven Sprague, the Chief Executive Officer and President of Wave, respectively, certain members of the Board of Directors of Wave and certain employees of Wave. This affiliate group purchased for a nominal amount, founders stock representing, in the aggregate, 7% of the outstanding capital stock of WaveXpress. Wave is currently funding WaveXpress through a convertible note. Through December 31, 1999, Wave has loaned WaveXpress approximately
$3.2 million. Neither Sarnoff nor any of the other minority shareholders are obligated to provide any funding to the venture.

AMENDED AND RESTATED LICENSE AGREEMENT AND ASSIGNMENT

    Pursuant to an Amended and Restated License Agreement, dated February 14, 1994, and related Patent Assignment and Security Agreement, Mr. Peter J. Sprague assigned his interest in a patent for the metering and usage of serial data information to the Company in exchange for a non-terminable royalty interest. The Company has agreed to pay royalties to Mr. Sprague in an amount equal to 2% of the gross revenues (less actual amounts paid to information, database and content providers, hardware manufacturers and suppliers, search and retrieval software suppliers, consolidators of information and network providers) derived from the Company's technology based on the patent. The royalty payments are allocated 75% to Mr. Sprague and 25% to one of our former officers, and are secured by a security interest in the patent.

LICENSE AND CROSS-LICENSE AGREEMENT

    On May 1, 1992, the Company entered into a Joint Technology Development Agreement and License and Cross-License Agreement with The Titan Corporation whereby Titan granted to the Company license rights to the use of certain patents which are co-owned by Titan. Dr. Gene W. Ray, a former director of the Company, is a director, President and Chief Executive Officer of Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. On February 28, 1997 the Company and Titan executed an addendum to the License and Cross-License Agreement whereby the Company received a sole license to the licensed patent to develop and distribute products to the in-home consumer microcomputer market segment.

Under this addendum to the License and Cross-License Agreement, Titan waived any and all defaults by the Company under the License and Cross-License Agreement occurring prior to February 28, 1997.

COMPENSATION TO STEVEN SPRAGUE

    Steven Sprague received aggregate compensation of $330,000, $327,500 and $267,500 for services rendered to the Company in 1999, 1998 and 1997, respectively. Steven Sprague is the son of Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company.

COMPENSATION TO MICHAEL SPRAGUE

    Michael Sprague received aggregate compensation of $111,666, $110,000 and $112,500 for services rendered to the Company in 1999, 1998 and 1997, respectively. Michael Sprague is the son of Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company. During 1999 Michael Sprague became the Vice President of Services Development at the Company's subsidiary WaveXpress.

REPORT OF THE COMPENSATION COMMITTEE

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Messrs. John E. Bagalay, Jr. and John E. McConnaughy, Jr. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option plans, including the awarding of grants thereunder.

COMPENSATION PHILOSOPHY

    Executive compensation is heavily tied to corporate performance through the granting of stock options. As a development stage company, the Company has sought to contain costs with low cash salaries and bonuses.

    The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code.

BASE SALARIES AND BONUSES FOR 1999

    Base salaries for 1999 remained substantially lower than levels in the competitive marketplace for executives with comparable experience, consistent with the Company's position as a development stage company. As part of the Company's compensation policy of meeting defined goals and objectives, the Company awarded the following bonuses to the Named Executive Officers: $150,000 to Mr. Peter J. Sprague, Chairman and Chief Executive Officer; $150,000 to
Mr. Steven Sprague, President and Chief Operating Officer; and $120,000 to
Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Compensation of the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO compensation was appropriately based upon the Company's financial position and performance.

               Respectfully submitted,

               Compensation Committee

               John E. Bagalay, Jr.

               John E. McConnaughy, Jr.

PERFORMANCE GRAPH

    The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Market Value Index and the Computer Related Services SIC Code Index from December 31, 1994 through December 31, 1999. These comparisons assume the investment of $100 on December 31, 1994 and the reinvestment of dividends. The stock performance on the graph is not necessarily indicative of future stock price performance.

                               WAVE SYSTEMS CORP.
             COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                  DECEMBER 31, 1994 THROUGH DECEMBER 31, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          WAVE SYSTEMS  PEER GROUP (SIC CODE 7379)  NASDAQ MARKET
12/31/94           100                         100            100
12/31/95         91.67                      117.92         128.71
12/31/96         72.92                       214.3         161.18
12/31/97          37.5                      226.93         197.16
12/31/98        126.03                        47.2         278.08
12/31/99        397.93                      977.18         490.46

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

    Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 1999 fiscal year, all required Section 16(a) filings were made.

                                 PROPOSAL NO. 2

                AMENDMENT TO THE 1994 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors adopted on March 23, 2000, subject to approval by the stockholders, an amendment (the "2000 Amendment") to the Company's 1994 Employee Stock Option Plan (the "1994 Employee Plan"). The 2000 Amendment increases by a total of 5,000,000 the number of shares of the Company's Class A Common Stock reserved for issuance under the 1994 Employees Plan. The Company has in the past used, and intends in the future to use, stock options as an incentive device to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel. As of April 26, 2000, options to purchase an aggregate of 1,720,566 shares of Class A Common Stock had been exercised under the 1994 Employee Plan, and options to purchase 6,206,462 shares of Class A Common Stock were outstanding under the 1994 Employee Plan. Accordingly, only 72,972 shares remained available for future grants under the 1994 Employee Plan as of such date.

    Under the terms of the 1994 Employee Plan, as currently in effect, the Company is authorized to grant stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code and non-qualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 8,000,000 shares of Class A Common Stock. The following summary of certain features of the 1994 Employee Plan is qualified in its entirety by reference to the full text of the 1994 Employee Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. Gerard T. Feeney, Secretary, 480 Pleasant Street, Lee, Massachusetts 01238.

SUMMARY OF THE 1994 EMPLOYEE PLAN AND THE 2000 AMENDMENT

GENERAL

    The 1994 Employee Plan, as amended in 1998 and currently in effect, permits the Company to grant ISOs and NQSOs to salaried officers and other key employees. The 1994 Employee Plan terminates on January 1, 2004 and no options may be granted after the termination date. The 1994 Employee Plan covers a maximum of 8,000,000 shares of Class A Common Stock, which will be increased to a total of 13,000,000 shares if the 2000 Amendment is approved (subject to share adjustments as described below), which may be either authorized and unissued shares of Class A Common Stock or shares held in the Company's treasury. When an option lapses, expires, terminates or is forfeited, the related shares of Class A Common Stock may be available for distribution in connection with future options. Adjustments may be made in the number of shares reserved under the 1994 Employee Plan, in the option price and in the number of shares subject to stock options, in the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1994 Employee Plan or any other changes in the Company's corporate structure that affect the Class A Common Stock or has an effect similar to any of the foregoing. No employee may be granted options covering, in the aggregate, more than 500,000 shares of Class A Common Stock in any fiscal year of the Company (subject to adjustment as provided above).

    Because grants under the 1994 Employee Plan are discretionary, the Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees or directors as a group. The number of such options and awards shall be determined by the Compensation Committee, pursuant to the terms of the 1994 Employee Plan. It is currently estimated that there are 170 employees eligible to participate in the 1994 Employee Plan. For information concerning the ownership of options by the Named Executive Officers, see "Executive Compensation" above.

ADMINISTRATION

    The 1994 Employee Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1994 Employee Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom options may be granted, (ii) determine the type of options to be granted and the terms and conditions of any options granted, and (iii) determine the number of shares of common stock subject to each option granted. In addition, the Compensation Committee is authorized to interpret the 1994 Employee Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1994 Employee Plan.

STOCK OPTIONS

    Stock options granted under the 1994 Employee Plan may be either ISOs or NQSOs. The aggregate fair market value (determined as of the time of the grant of an ISO) of the Class A Common Stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Plan and any other stock option plan of the Company may not exceed $100,000.

    The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of Class A Common Stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On December 31, 1999, the last reported bid price for the Company's Class A Common Stock, was $11.9375 per share.

    The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three months following the retirement of an optionee and within twelve months following the death or disability of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto.

    Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds. Options granted under the 1994 Employee Plan may also provide for the option holder to receive an additional option (the "Reload Option") to purchase the number of shares tendered by an optionee in exercising a stock option. The exercise price of the Reload Option shall equal the fair market value of the Class A Common Stock on the date of the grant of the Reload Option.

    Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

CHANGE OF CONTROL

    In the event of a "Change of Control," as defined in the 1994 Employee Plan, all options outstanding shall be immediately and fully exercisable and shall become fully vested.

AMENDMENTS

    The Board of Directors may terminate, suspend or amend the 1994 Employee Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options, and provided further that the Board may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1994 Employee Plan, (ii) change the class of individuals eligible to receive options under the 1994 Employee Plan, (iii) materially increase the benefits accruing to participants under the 1994 Employee Plan, or (iv) extend the term of the 1994 Employee Plan.

WITHHOLDING TAXES

    The 1994 Employee Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld.

FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

INCENTIVE STOCK OPTIONS

    No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

    If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

    The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes of an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

NON-QUALIFIED STOCK OPTIONS

    With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

    Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options granted under the 1994 Employee Plan qualify as "performance-based" compensation under Section 162(m).

RECOMMENDATION AND VOTE

    An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 2000 Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2000 AMENDMENT.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

    All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Kissel-Blake Inc. may be retained to assist in the solicitation of proxies for a negotiated fee plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy materials for the 2001 Annual Meeting should be addressed to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received a reasonable time before the Company begins to print and mail its proxy materials. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety
(90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth
(10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

                                          By Order of the Board of Directors,

                                          /s/ Gerard T. Feeney

                                          Gerard T. Feeney
                                          SECRETARY
                                          Wave Systems Corp.
                                          Lee, Massachusetts

May 22, 2000

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). REQUESTS SHOULD BE MADE TO WAVE SYSTEMS CORP., ATTENTION: MR. GERARD T. FEENEY, 480 PLEASANT STREET, LEE, MASSACHUSETTS 01238.

                               WAVE SYSTEMS CORP.

                                      PROXY
          For Annual Meeting of the Stockholders of Wave Systems Corp.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gerard T. Feeney, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Grand Hyatt, Park Avenue and Grand Central Station, New York, New York, on Monday, June 26, 2000, commencing at 4 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

                  (Continued and to be signed on Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               WAVE SYSTEMS CORP.

                                  June 26, 2000


                 Please Detach and mail in the Envelope Provided

The Board of Directors recommends a vote FOR the proposal listed below. Please mark your vote with an "X", as in this example: [X]

1.   Election of Directors:

[ ] FOR all nominees listed: Peter J. Sprague, John E. Bagalay, Jr., Philippe Bertin, George Gilder, John E. McConnaughy, Jr., Steven Sprague and Nolan Bushnell, except vote withheld from following nominees listed in space below (if any):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[ ] VOTE WITHHELD FOR all nominees

2. Proposal to ratify the amendment to the 1994 Employee Stock Option Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 5,000,000 shares.

FOR [_]
AGAINST [_]
ABSTAIN [_]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND [_] NOTE AT LEFT

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1 AND PROPOSAL NO. 2.

Dated:  ____________, 2000

                                           ----------------------------------
                                           Signature


NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER.


                                       2